UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
Form 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): October 30, 2023
Stellar Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-38280	20-8339782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
9 Greenway Plaza, Suite 110
Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
(713) 210-7600
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	STEL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of George Martinez

On October 30, 2023, George Martinez, Vice Chairman and a member of the Board of Directors of Stellar Bancorp, Inc. (the “Company”) and Stellar Bank (the “Bank”), provided notice of his decision to not stand for reelection at the Company’s 2024 Annual Shareholder’s Meeting (the “2024 Annual Meeting”). Mr. Martinez currently serves as a director of the Company and the Bank, the Chairman of the Company’s Risk Oversight Committee and Vice Chairman of the Bank. Mr. Martinez will continue to serve in such roles at the Company until his term as a director of the Company expires at the 2024 Annual Meeting. He intends to retire as a director and Vice Chairman of the Bank at December 31, 2023. Upon the completion of his term as a director of the Company, Mr. Martinez intends to retire from his positions with the Company. Mr. Martinez’s decision not to stand for reelection did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Restated Employment Agreement with Travis Jaggers

On October 31, 2023, the Bank entered into a new employment agreement with Travis Jaggers (the “Restated Jaggers Employment Agreement”). The Restated Jaggers Employment Agreement supersedes and replaces Mr. Jaggers prior employment agreement, dated August 26, 2022.

The Jaggers Employment Agreement (i) extends the terms of Mr. Jaggers employment with the Bank until June 30, 2024, (ii) provides for a base salary of $450,000 effective September 1, 2023, (iii) provides for a minimum annual bonus of $500,000 (which annual bonus may be greater (but not less) than the minimum amount depending on performance), and (iv) provides for payment of a prorated annual bonus upon involuntary termination without cause (as defined in the Restated Jaggers Employment Agreement), resignation for good reason (as defined in the Restated Jaggers Employment Agreement), or expiration of the employment term, with the amount of such prorated bonus calculated using the greater of the minimum bonus or the cash bonus Mr. Jaggers received for the immediately preceding calendar year. Additionally, Mr. Jaggers is bound by the restrictive covenants set forth in the Restated Jaggers Employment Agreement concerning, among other things, non-competition, confidentiality and non-solicitation.

The foregoing description of the Restated Jaggers Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Jaggers Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Second Amended and Restated Employment Agreement, dated October 31, 2023, between Stellar Bank and Travis Jaggers
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, the Company does not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. For a list of factors that could cause actual results to differ materially from those set forth in the forward-looking statements, see the risk factors described in the Company’s most recent Annual Report on

Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STELLAR BANCORP, INC.

Date: November 3, 2023	By:	/s/ Paul P. Egge
Paul P. Egge
Chief Financial Officer